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                                                                   Exhibit 3.1.2

                                     BY-LAWS

                                       OF

                              COMMODORE MEDIA, INC.

                (Formerly known as CRB Broadcasting Corporation)

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of Directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and
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place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Monday in June (if not a legal holiday, and if a legal holiday, then on the next secular day following) at 10:30 A. M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote as such meeting not less than ten nor more than fifty days before the date of the meeting.

         Section 4. A complete list of the stockholders entitled to vote at a meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days
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prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary upon resolution of the Board of Directors, at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or proposes for which the meeting is called, shall be given not less that ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute
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a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of delaware.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of Directors which shall constitute the whole Board shall be fixed from time to time by resolution of the board and shall in no event be less
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than three nor more that nine, except that if all the shares of the corporation are owned beneficially and of record by fewer than three shareholders, the number of Directors may be less than three but not less than the number of shareholders. The Board of Directors shall initially be comprised of one director. The Director shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Any Director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 3. Any Director or Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

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         Section 4. Vacancies and newly created directorships may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

         Section 5. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws reserved to the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 6. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 7. The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the Directors.

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         Section 8. Regular meetings of the Board of Directors may be held without notice as such time and at such place as shall from time to time be determined by the Board.

         Section 9. Special meetings of the Board may be called by the President on one day's notice to each Director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice at the written request of any two Directors.

         Section 10. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other that announcement at the meeting, until a quorum shall be present.

         Section 11. Unless otherwise restricted by the Certificate of Incorporation of these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or Committee,


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as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                             COMMITTEES OF DIRECTORS

         Section 12. The Board of directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act as the meeting in the place of any such absent or disqualified member.

        Section 13. Each committee shall keep regular minutes of its meetings and report the same to the board of Directors when required.


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                            COMPENSATION OF DIRECTORS

         Section 14. Directors shall receive no stated salary as compensation for their services as Directors or members of committees but may, pursuant to resolution of the Board of Directors, receive a fixed fee and expenses of attendance for attendance at each meeting of Directors or a committee. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be Directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.




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         Section 2. The board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and Stockholders and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall, in the absence of non-election of the Chairman of the Board of Directors, preside at all meetings of the stockholders and at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it.

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         Section 5. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

         Section 6. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

         Section 7. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Directors or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Corporation and of the Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Directors or the President, and attest the same.


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         Section 8. Assistant Treasurers and Assistant Secretaries, if any,
shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

                                    ARTICLE V

                                     NOTICES

         Section 1. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, such notice shall be prepared in writing and mailed, postage prepaid, to such Director or stockholder at his address as it appears on the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice to Directors may also be given by telegram and shall be deemed given when communicated to the telegraph company.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                   ARTICLE VI

                              CERTIFICATE OF STOCK

         Section 1. Certificates of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, or President or Vice-President, and the Treasurer of an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. When such certificates are countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

                                LOST CERTIFICATES

         Section 2. the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in their discretion require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

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                               TRANSFERS OF STOCK

         Section 3. Upon surrender to the Corporation of the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 4. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting provided, however, that the


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Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 5. The Corporation shall be entitled to treat the person in whose name any share, right, option, warrant, security or other obligation is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right, option, warrant, security or other obligation on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or



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for equalizing dividends, or for repairing or maintaining any property of the
Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                 INDEMNIFICATION

         Section 3. To the extent permitted and in the manner provided by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees, and which expenses may be advanced by the Corporation), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the


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corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise-against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                                   FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                  ARTICLE VIII

                                   AMENDMENTS

         These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.



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                             COMMODORE MEDIA, INC.

                          CONSENT IN LIEU OF A SPECIAL
                          MEETING OF THE STOCKHOLDERS

         The undersigned, being the stockholder of in excess of 50% of the voting power of Commodore Media, Inc., a Delaware corporation (the "Corporation"), in lieu of holding a special meeting of the stockholders of the Corporation, hereby take the following actions and adopt the following resolutions by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware:

                  RESOLVED, that the certificate of incorporation of the Corporation be amended as set forth in Exhibit A attached hereto and made a part hereof (the "Amended Certificate of Incorporation ").

                  FURTHER RESOLVED, that the Section 8 of Article II of the bylaws of the Corporation be amended in its entirety as set forth below (the "Amendment to the Bylaws"):

                           "Section 8. Each stockholder of Class A Common Stock,
                  par value $0.01 per share (the "Class A Common") shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the Class A Common held by such stockholder. Each stockholder of Class B Common Stock, par value $0.01 per share (the "Class B Common") shall at every meeting of the stockholders be entitled to eight votes in person or by proxy for each share of the Class B Common held by such stockholder. Except as otherwise required by applicable law, the holders of the Class A Common and the Class B Common shall vote together as a single class on all matters submitted to a vote of the Corporation's stockholders. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided in the Certificate of Incorporation or the laws of the State of Delaware."

                  FURTHER RESOLVED, that upon approval of the Amended Certificate of Incorporation and the Amendment to the Bylaws by the stockholders of the Corporation, the President is hereby authorized and directed to execute the Amended Certificate of Incorporation in the name and on behalf of the Corporation, and to cause the Amended Certificate of Incorporation to be filed with the office of the Secretary of State of the State of Delaware, and to cause the Amendment to the Bylaws to be inserted in its proper place in the minute books of the Corporation.


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        IN WITNESS WHEREOF, the undersigned have executed this Consent of the stockholders as of the 29th day of April, 1996.

                                         EXECUTORS OF THE ESTATE OF
                                         CARTER BURDEN:

                                         /s/ Susan L. Burden
                                         -------------------------------
                                         Susan L. Burden, Executor


                                         /s/ S. Carter Burden III
                                         -------------------------------
                                         S. Carter Burden III, Executor


                                         /s/ Flobelle F. Burden
                                         -------------------------------
                                         Flobelle F. Burden, Executor



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